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# ARTICLES OF INCORPORATION

OF

LEWIS & LEWIS, INC.

That We, Arnold N. Lewis, and Abner I. Lewis, desire to form a corporation for the purposes that hereinafter are set forth under and in conformity with the Wyoming Business Corporation Act of the State of Wyoming, hereby voluntarily form this association and make this written certificate in duplicate, and certify that the Articles of Incorporation of said Corporation are:

## I. NAME

The name of the Corporation is:

LEWIS & LEWIS, INC.

## II. PERIOD OF DURATION

The term of this Corporation shall be perpetual. The term of this Corporation is to have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be organized under the Wyoming Business Corporation Act.

## III. AMOUNT OF TOTAL AUTHORIZED STOCK

The aggregate number of shares which the Corporation shall have authority to issue is 50,000; all shares shall be without par value and shall be voting, common stock. Such shares of stock may be issued by the Corporation from time to time by the Board of Directors, and any and all such shares so issued shall be deemed fully paid stock and not liable for any further call or assessment, except to the extent of payment of the full consideration for which the stock is delivered.

Should the shares of the Corporation become owned beneficially or of record by more than one shareholder then not later than the annual meeting of shareholders next following the time when the shares become so owned, additional directors shall be elected, if necessary, so that the total number of directors shall not be less than the number of shareholders to a maximum of four directors.

Shareholders shall not be limited or denied their preemptive rights to acquire additional or treasury shares of the Corporation.

## IV. COMMENCEMENT OF BUSINESS

The Corporation will not commence business until consideration of the value of at least Five Hundred Dollars ($500.00) has been received for the issuance of shares.

## V. POWER OF DIRECTORS

The management of the Corporation shall be vested in a Board of Directors, the number of directors constituting the initial Board of Directors is four. The number of Directors thereafter shall be as set forth from time to time by the By-Laws of the Corporation without restriction on the generality of the foregoing. The Directors of this Corporation shall have the power to make and enact all such By-Laws as they shall deem proper for the management of, and the disposition of the business affairs of said Corporation, and after reasonable notice to all Directors, to repeal, amend or alter the By-Laws or to adopt new By-Laws; and shall have the power of fixing the salaries of its agents and officers, and appointment and removal of such officers and agents; and shall have such other powers not denied to them by Wyoming law, as shall be set forth from time to time by the By-Laws of the Corporation.

The internal affairs of the Corporation shall be regulated by the Board of Directors elected by the stockholders subject to the By-Laws of the Corporation.

VI. INITIAL BOARD OF DIRECTORS

The initial Board of Directors which shall serve until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Arnold N. Lewis, Imperial Plaza I-42 Rock Springs, Wyoming 82901
Abner T. Lewis, Ipswich, South Dakota
Jeraldean Davis, Rock Springs, Wyoming 82901
Ruth Lewis, Ipswich, South Dakota

In case of a vacancy at any time in the Board by death, disability, resignation or otherwise, the remaining directors shall elect, by majority vote, a director to fill such vacancy and who shall serve until his successor is duly elected and qualified.

Succeeding directors shall be elected at the annual meeting of the stockholders which shall be held after the first corporate year.

VIiI. OFFICERS

The officers of the Corporation shall be a President, one or more Vice Presidents, as prescribed by the By-Laws, Secretary, Treasurer, and such other officer as the By-Laws prescribed from time to time. The office of any two may be held by the same person except the offices of President and Secretary. Officers shall be elected in the manner prescribed by the By-Laws.

VIII. INITIAL REGISTERED OFFICE AND AGENT

The initial registered office of the Corporation is 2510 East Fifteenth, Casper, Wyoming 82601, and the initial registered agent at such address is David G. Johnston, Public Accountant. The business of the Corporation shall be transacted in the City of Casper, and County of Natrona, but the operations of the company may be carried on in such other counties of the State of Wyoming and outside of the United States as the Board of Directors shall, from time to time, designate.

IX. NAME OF INCORPORATORS

Arnold N. Lewis, Imperial Plaza I-42 Rock Springs, Wyoming 82901

Abner T. Lewis, Ipswich, South Dakota

IN WITNESS WHEROF, the incorporators of LEWIS & LEWIS, INC. have hereunto set their hands this eighteenth day of September, 1981.

Arnold N. Lewis

Abner T. Lewis

STATE OF WYOMING )
) ss.
COUNTY OF NATRONA )

On this eighteenth day of September, 1981, before me personally appeared Arnold N. Lewis, and Abner T. Lewis, known to me to be the persons described in and who executed the foregoing Articles of Incorporation and verified said Articles in conformity with law.

Notary Public

My Commission expires January 12, 1982.

STATE OF WYOMING
Secretary of State
I hereby certify that this is a true and complete copy of the document as filed in this office.

Secretary of State

By: Rosalie Gonzales

Date: June 22, 2015